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                                                                      EXHIBIT 21


                                CABOT CORPORATION

                            Significant Subsidiaries

                            As of September 30, 1996



                                                         Jurisdiction of
Name                                                     Incorporation
----                                                     ---------------
Cabot Carbon Limited                                     England
Cabot G.B. Limited                                       England
Cabot B.V.                                               Netherlands
Cabot International Capital Corporation                  Delaware
